UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2016

Tutor Perini Corporation

(Exact name of registrant as specified in its charter)

_________________________________

Massachusetts (State or other jurisdiction of incorporation or organization)	1-6314 (Commission file number)	04-1717070 (I.R.S. Employer Identification No.)

15901 Olden Street, Sylmar, California 91342-1093

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (818) 362-8391

Not Applicable

(Former name or former address, if changed since last report)

_________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

On June 15, 2016, Tutor Perini Corporation (the “Company”) closed its previously announced offering (the “Offering”) of $200 million in aggregate principal amount of its 2.875% Convertible Senior Notes due 2021 (the “Notes”), which includes an additional $25 million in aggregate principal amount of Notes to be purchased by the initial purchasers in the Offering pursuant to the exercise of such initial purchasers’ option to purchase additional notes. The Notes were issued pursuant to an indenture, dated as of June 15, 2016 (the “Indenture”), between the Company and Wilmington Trust, National Association (the “Trustee”). The Indenture and the Notes provide, among other things, that the Notes are senior unsecured obligations of the Company. Interest is payable on the Notes on June 15 and December 15 of each year, commencing on December 15, 2016 until their maturity date of June 15, 2021 (the “Maturity Date”). Beginning on June 15, 2019, the Company may redeem for cash all or part of the Notes, at its option, if certain conditions are met. The Company may not redeem the Notes prior to June 15, 2019.

Prior to January 15, 2021, the Notes will be convertible only upon the occurrence of certain events and during certain periods, and thereafter, at any time until the second scheduled trading day immediately preceding the Maturity Date. The Notes will be convertible at an initial conversion rate of 33.0579 shares of the Company’s common stock per $1,000 principal amount of the Notes, which is equivalent to an initial conversion price of approximately $30.25 per share. The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the Maturity Date, the Company is required to increase, in certain circumstances, the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event. Upon conversion, the Company may satisfy its conversion obligation by paying or delivering, as applicable, cash, shares of its common stock or a combination of cash and shares of its common stock, at its election.

If, at any time during the six-month period beginning on, and including, the date that is six months after the date of issuance of the Notes, the Company fails to timely file any document or report that it is required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), or the notes are not otherwise freely tradable by holders other than affiliates of the Company or holders that were affiliates of the Company at any time during the three months immediately preceding (as a result of restrictions pursuant to U.S. securities laws or the terms of the Indenture or the Notes), the Company will pay additional interest on the Notes. Additional interest will accrue on the Notes at the rate of 0.50% per annum of the principal amount of Notes outstanding for each day during such period for which the Company’s failure to file has occurred and is continuing or the Notes are not otherwise freely tradable by holders other than affiliates of the Company (or holders that have been affiliates of the Company at any time during the three months immediately preceding) without restrictions pursuant to U.S. securities laws or the terms of the Indenture or the Notes. Further, if, and for so long as, the restrictive legend on the Notes has not been removed, the Notes are assigned a restricted CUSIP or the Notes are not otherwise freely tradable by holders other than affiliates of the Company or holders that were affiliates of the Company within the prior three months (without restrictions pursuant to U.S. securities law, the terms of the Indenture or the Notes) as of the 380th day after the date of issuance of the Notes, the Company will pay additional interest on the Notes at a rate equal to 0.50% per annum of the principal amount of Notes outstanding until the restrictive legend on the Notes has been removed, the Notes are assigned an unrestricted CUSIP and are freely tradable by holders other than affiliates of the Company (or holders that were affiliates of the Company at any time during the three months immediately preceding).

The offering of the Notes and any shares of common stock issuable upon conversion of the Notes was made only to qualified institutional buyers in reliance on Rule 144A under the Securities Act. Any shares of common stock issuable upon conversion of the Notes will be issued pursuant to Section 3(a)(9) of the Securities Act. The Company does not intend to file a shelf registration statement for the resale of the Notes or common stock issuable upon conversion of the Convertible Notes, if any.

The Indenture contains customary events of default. In the case of an event of default arising from certain events of bankruptcy, insolvency or reorganization, with respect to the Company, any subsidiary of the Company that is a significant subsidiary or any group of subsidiaries of the Company that, taken together, would constitute a significant subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, then the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare the Notes to be due and payable immediately.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Item 2.03Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 7.01.Regulation FD Disclosure.

On June 15, 2016, the Company issued a press release announcing the closing of the Offering. A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Document
4.1	Indenture, dated June 15, 2016, by and between Tutor Perini Corporation and Wilmington Trust, National Association.
99.1	Press release dated June 15, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tutor Perini Corporation

Dated: June 15, 2016	By:	/s/Gary G. Smalley
Gary G. Smalley
Executive Vice President and Chief Financial Officer